UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2009
INTEGRA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 S.E. Third Street P.O. Box 868 Evansville, Indiana	47705-0868

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 464-9677
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On May 20, 2009, Integra Bank N.A. (the “Bank”), the wholly owned subsidiary of Integra Bank Corporation (the “Company”) entered into a formal written agreement with the Office of the Comptroller of the Currency (the “OCC”). Pursuant to the agreement, the Bank has agreed to undertake certain actions within designated timeframes and operate in compliance with the agreement’s provisions during its term. The agreement is based on the results of an annual examination of the Bank by the OCC.
The agreement generally provides for the development and implementation of actions to reduce the Bank’s level of criticized assets and improve earnings. The agreement requires the Bank’s Board of Directors to act or cause actions to be taken with respect to six areas:
•	develop and implement a staffing plan for the loan work-out department
•	adopt, implement and adhere to a written program to reduce criticized assets
•	conduct robust guarantor analyses for certain commercial and industrial loans and commercial real estate loans
•	enhance the loan management information system to allow for split classifications for portions of single credits
•	establish a process to identify and correct the root causes of untimely identification of problem credits by relationship managers and
•	revise and maintain a comprehensive liquidity risk management program which assesses the Bank’s current and projected funding needs.
The Bank is required to submit written progress reports on a quarterly basis with the OCC. A copy of the agreement is included as Exhibit 10.1 and is incorporated herein by reference. The description of the agreement sets forth above does not purport to be complete, and is qualified by reference to the full text of the agreement. The provisions of the agreement have been promulgated in furtherance of the regulatory authority of the OCC and are not intended to modify the previous disclosures of the Company regarding the condition of the Bank or Company or the adequacy of effectiveness of its internal control over financial reporting or disclosure controls and procedures. The Bank has already taken certain of the steps required by the agreement and is developing responses or action plans for the other requirements.
Forward Looking Statements. This report contains forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward looking statements can be identified by use of such words as “may,” “will,” “anticipate,” “believes,” “expects,” “plans,” “estimates, “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policies, competitive factors, government agencies and other third parties, which by their nature are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward looking statement.

ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 10.1	Formal Written Agreement dated May 20, 2009 between Integra Bank N.A. and the Office of the Comptroller of the Currency

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 26, 2009

INTEGRA BANK CORPORATION
By:	/s/ Martin M. Zorn
Martin M. Zorn
Chief Operating and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Formal Written Agreement dated May 20, 2009 between Integra Bank N.A. and the Office of the Comptroller of the Currency

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